UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2011
ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (315) 332-7100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 7, 2011, Ultralife Corporation (the “Company”) held its 2011 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on each of the matters described below.
1. The Company’s shareholders elected eight directors, all of whom constitute the Company’s entire board of directors, to serve for a term of one year and until their successors are duly elected and qualified. The number of shares that (i) voted for the election of each director and (ii) withheld authority to vote for each director and the number of broker non-votes are set forth in the table below.

		Votes	Broker
Director Nominee	Votes For	Withheld	Non-Votes
Steven M. Anderson	11,079,097	130,050	4,523,903
Patricia C. Barron	10,957,099	252,048
James A. Croce	10,957,405	251,742
Micahel D. Popielec	11,080,457	128,690
Thomas L. Saeli	11,084,527	124,620
Robert W. Shaw II	11,079,667	129,480
Ranjit C. Singh	11,076,658	132,489
Bradford T. Whitmore	10,938,681	270,466
2. The Company’s shareholders voted for approval of an advisory resolution regarding executive compensation. The number of shares that voted for, against or abstained from voting for executive compensation and the number of broker non-votes are set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,859,982	136,341	212,824	4,523,903
3. The Company’s shareholders considered the frequency of future advisory votes on executive compensation. The number of shares that voted for periods of 1 Year, 2 Years and 3 Years, or abstained from voting regarding future frequency of advisory votes on executive compensation and the number of broker non-votes are set forth in the table below.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
3,697,866	35,259	7,265,498	210,524	4,523,903
4. The Company’s shareholders voted on the approval of an amendment to the Ultralife Corporation Amended and Restated 2004 Long-Term Incentive Plan, including an increase in the number of authorized shares under the plan and an amendment to the annual limitations set forth in the plan. The number of shares that voted for, against or abstained from voting on the approval of the amendment to the Ultralife Corporation Amended and Restated 2004 Long-Term Incentive Plan and the number of broker non-votes are set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,236,586	948,099	24,462	4,523,903

5. The Company’s shareholders ratified the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The number of shares that voted for, against or abstained from voting for the ratification of the selection of BDO USA, LLP and the number of broker non-votes are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,691,074	29,359	12,617	0
Item 8.01 Other Events.
Following the Annual Meeting, the newly-elected board of directors met and took the actions described below.
Committee Assignments
The board of directors changed the composition of each committee of the board of directors as follows:
Audit and Finance Committee:
Thomas L. Saeli — Chair
Patricia C. Barron
Robert W. Shaw II
Compensation and Management Committee:
Ranjit C. Singh — Chair
Steven M. Anderson
James A. Croce
Governance Committee:
Patricia C. Barron — Chair
Steven M. Anderson
Thomas L. Saeli
Strategy and Corporate Development Committee
Robert W. Shaw II — Chair
James A. Croce
Ranjit C. Singh
The Company’s board chair, Bradford T. Whitmore, will serve as an ex-officio member of each board committee. As an ex-officio member of each board committee, Mr. Whitmore will be able to attend and participate in all committee meetings but he will not be able to vote as a committee member and he will not receive any compensation for his committee service.

Board Compensation
The board of directors approved the Company’s cash compensation for directors. Each director will receive a board and committee cash retainer. Each non-employee director will receive an annual cash retainer of $20,000, except for the board chair, who will receive an annual cash retainer of $28,000. In addition, each director who is a member of a board committee will receive an additional cash retainer for such committee service as summarized in the table below.

	Annual Retainer for	Annual Retainer for
	Committee Members	Committee Chair
Audit and Finance Committee	$6,750	$16,750
Compensation and Management Committee	$5,250	$13,250
Governance Committee	$4,500	$9,500
Strategy and Corporate Development Committee	$4,500	$9,500
The board of directors did not modify the Company’s equity award for directors. The shares of stock comprising each non-employee director’s stock award, excluding the Board Chair, will have an aggregate annual value of $40,000 that will be granted in four equal installments of $10,000 on August 15, 2011, November 15, 2011, February 15, 2012 and May 15, 2012, respectively. The Board Chair will receive an award with an aggregate annual value of $66,000 that will be granted in four equal installments of $16,500 on the same dates as the grants to the other board members. The dollar value of the stock awards will be calculated using the value weighted average price of the Company’s common stock on the trading day prior to the date of grant. The number of shares of common stock granted to a non-employee director is determined by dividing the value of the awarded by the value weight average price on the date prior to the date of grant, rounded the nearest whole number.
Officer Positions
In accordance with the Company’s By-laws, the board elected the following corporate officers:
Board Chair: Bradford T. Whitmore
President and Chief Executive Officer: Michael D. Popielec
Secretary: Peter F. Comerford
Treasurer: Philip A. Fain
Assistant Secretary: Thomas A. Rall

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2011	ULTRALIFE CORPORATION
	By:	/s/ Peter F. Comerford
Peter F. Comerford
Vice President of Administration and General Counsel